Exhibit 10.22.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (the ‘‘First Amendment’’) is made as of the I’’ day of January, 2000, by and between APCOA/STANDARD PARKING, INC. (formerly known as ‘‘APCOA, Inc.’’), a Delaware corporation (the ‘‘Company’’), and  JOHN RICCHIUTO (the ‘‘Employee’’).

RECITALS

A.                                   The Company and the Employee previously entered into a Management Employment Agreement dated as of July 1, 1998 (the ‘‘Agreement’’).

B.                                     The Company and the Employee now mutually desire to modify and amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

1.                                       All capitalized terms used in this First Amendment and not otherwise defined herein shall have the meaning set forth in the Agreement.

2.                                       Effective from and after January 1, 2000, Section 3(a) and subsection 3(a) I shall be deemed amended to read, in their entirety as so amended, as follows:

‘‘(a) Salary at the rate of One Hundred Thirty-Five Thousand Dollars ($135,000) per year (‘‘Base Salary’’), payable in accordance with the payroll schedule as may be in effect from time to time during the term hereof. The Base Salary shall be subject to periodic review and, in the sole discretion of the Company, may be annually adjusted without affecting any other provisions of this Agreement. It is understood that the next adjustment of Employee’s Base Salary is anticipated to be effective April 1, 2001.

1.               Employee shall be eligible to participate in the Company’s based compensation program (‘‘PBC Program’’) based upon Employee’s performance in meeting or exceeding goals established for Employee’s position and such other terms and conditions established by the Company. Any and all amounts payable to Employee pursuant to the PBC Program shall be payable in accordance with the distribution schedule in effect from time to time with respect to other similarly situated Senior Vice Presidents of the Company.’’

3.                                       To the extent any of the provisions of the Agreement may be viewed as conflicting with the terms of this First Amendment, the terms of this First Amendment shall be deemed to control. All other provisions of the Agreement not specified or amended herein shall remain in ftill force and effect.

4.                                       This First Amendment contains the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all negotiations, prior discussions, agreements and understandings, written or oral, relating to the subject matter hereof

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date above written.

APCOA/STANDARD PARKING, INC.

By:
James A. Wilhelm Sr. Executive Vice President and Chief Operations Officer

JOHN RICCHIUTO